Exhibit 107
Calculation of Filing Fee Table
FORM S-8
(Form Type)
Aspen Insurance Holdings Limited
(Exact Name of Registrant as Specified in its Charter)
Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Ordinary Shares, par value $0.001 per share	Rule 457(h)	4,939,472	$30.00	$148,184,160	0.00015310	$22,687
2	Equity	Class A Ordinary Shares, par value $0.001 per share	Rule 457(h)	227,083	$30.00	$6,812,490	0.00015310	$1,043
	Total Offering Amounts					$154,996,650		$23,730
	Total Fee Offsets							$—
	Net Fee Due							$23,730
Offering Notes

(a)    Aspen Insurance Holdings Limited, a Bermuda exempted company limited by shares (the “Registrant”), is registering 4,939,472 Class A ordinary shares, par value $0.001 per share (the “Ordinary Shares”), that may be issued under the Aspen Insurance Holdings Limited 2025 Equity and Incentive Plan (the “2025 Plan”). Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of securities as may become issuable pursuant to the provisions of the plans relating to adjustments for changes resulting from a stock dividend, stock split or similar change.

(b)    The offering price per unit and in the aggregate are estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $30.00 per share represents the initial public offering price.
(c)    The number of shares listed in row 1 represents Ordinary Shares that may be issued under the 2025 Plan, including 1,306,139 Ordinary Shares that may be issued under the 2025 Plan as replacement awards with respect to legacy share option awards previously granted to certain service providers of the Registrant.
2
(a)    The Registrant is registering 227,083 Ordinary Shares that may be issued under the Aspen Insurance Holdings Limited Share Incentive Plan (the “Share Incentive Plan”). Pursuant to Rule 416 of the Securities Act, this Registration Statement also covers such additional and indeterminate number of securities as may become issuable pursuant to the provisions of the plans relating to adjustments for changes resulting from a stock dividend, stock split or similar change.
(b)    The offering price per unit and in the aggregate are estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $30.00 per share represents the initial public offering price.
(c)    The number of shares listed in row 2 represents Ordinary Shares that may be issued under the Share Incentive Plan.